Exhibit 4.1

 THE UNITS HAVE BEEN PRIVATELY OFFERED AND CANNOT BE TRANSFERRED WITHOUT THE
     CONSENT OF THE MANAGER AND COMPLIANCE WITH APPLICABLE SECURITIES LAW
                                 EXEMPTIONS.


                            UBS MANAGED FUTURES LLC




                      LIMITED LIABILITY COMPANY AGREEMENT
(Providing for Individual Series of Units of Limited Liability Company Interest)




                         Dated as of October 26, 2006



                            -----------------------

                       THESE ARE SPECULATIVE SECURITIES.

                            -----------------------



                        UBS MANAGED FUND SERVICES INC.
                                    Sponsor



UBS MANAGED FUTURES LLC (THE "PLATFORM") WILL ISSUE SEPARATE AND DISTINCT SERIES ("SERIES") OF UNITS OF LIMITED LIABILITY COMPANY INTEREST ("UNITS"). PURSUANT TO SECTION 18-215 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT (THE "ACT"), THE DEBTS, LIABILITIES, OBLIGATIONS AND EXPENSES INCURRED, CONTRACTED FOR OR OTHERWISE EXISTING WITH RESPECT TO A PARTICULAR SERIES OF UNITS SHALL BE ENFORCEABLE AGAINST THE ASSETS OF SUCH SERIES ONLY, AND NOT AGAINST THE ASSETS OF THE PLATFORM GENERALLY OR OF ANY OTHER SERIES, AND NONE OF THE DEBTS, LIABILITIES, OBLIGATIONS OR EXPENSES INCURRED, CONTRACTED FOR OR OTHERWISE EXISTING WITH RESPECT TO THE PLATFORM GENERALLY SHALL BE ENFORCEABLE AGAINST THE ASSETS OF ANY SERIES, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED HEREIN.


ONLY U.S. INVESTORS WHICH ARE "ACCREDITED INVESTORS" WITH A NET WORTH OF $1,000,000 (IF AN INDIVIDUAL) OR $5,000,000 (IF AN ENTITY) ARE ELIGIBLE TO INVEST IN THE PLATFORM.

                            UBS MANAGED FUTURES LLC


                      LIMITED LIABILITY COMPANY AGREEMENT
(Providing for Individual Series of Units of Limited Liability Company Interest)



                                                 TABLE OF CONTENTS

Section                                                                                                         Page
-------                                                                                                         ----
                                                     ARTICLE I
                                                   ORGANIZATION


Section 1.1     Defined Terms; Name; Manager......................................................................1
Section 1.2     Series of Units...................................................................................1
Section 1.3     Purposes..........................................................................................2
Section 1.4     Principal Office; Registered Office; Registered Agent.............................................3
Section 1.5     Term..............................................................................................3
Section 1.6     Members...........................................................................................3
Section 1.7     Definitions.......................................................................................4
Section 1.8     Rules of Interpretation...........................................................................9


                                                    ARTICLE II
                                                    MANAGEMENT


Section 2.1     Authority of the Sponsor.........................................................................10
Section 2.2     Sponsor's Determinations.........................................................................10
Section 2.3     Brokerage and Interest Income Arrangements.......................................................11
Section 2.4     Other Activities.................................................................................12
Section 2.5     Permitted Transactions...........................................................................12
Section 2.6     Sponsor Parties' Standard of Liability and Indemnity.............................................12
Section 2.7     Trading Advisors' Standard of Liability and Indemnification......................................14
Section 2.8     Capital Contributions and Redemptions by the Sponsor; Withdrawal and Substitution of the
                Sponsor; Mergers or Acquisitions.................................................................14
Section 2.9     Sponsor's Fees...................................................................................14


                                                    ARTICLE III
                              CAPITAL ACCOUNTS; UNITS; FINANCIAL AND TAX ALLOCATIONS


Section 3.1     Admission of Additional Members; Capital Contributions...........................................15
Section 3.2     Limited Liability of Members.....................................................................16
Section 3.3     Capital Accounts and General Financial Allocations...............................................17
Section 3.4     Allocation Principles Regarding the Series.......................................................17
Section 3.5     Tax Allocations..................................................................................18
Section 3.6     Consistent Tax Reporting.........................................................................19
Section 3.7     "Tax Matters Partner."...........................................................................19


                                                         -i-

                                                 TABLE OF CONTENTS
                                                       (cont.)

Section                                                                                                         Page
-------                                                                                                         ----

Section 3.8     Determination of Net Asset Value.................................................................20
Section 3.9     Use of Estimates and Trading Advisor Estimates...................................................21
Section 3.10    Prior Period Adjustments.........................................................................21
Section 3.11    Reserves.........................................................................................22
Section 3.12    Manner of Effecting Non-Pro Rata Allocations.....................................................23


                                                    ARTICLE IV
                                             REDEMPTIONS AND EXCHANGES


Section 4.1     Redemptions......................................................................................23
Section 4.2     Distributions....................................................................................24
Section 4.3     Transfers........................................................................................24
Section 4.4     Effective Date of Redemptions and Distributions..................................................24
Section 4.5     Payment of Redemption and Distribution Proceeds..................................................24
Section 4.6     Exchanges........................................................................................25


                                                     ARTICLE V
                                          DISSOLUTION; REMOVAL OF SPONSOR


Section 5.1     Dissolution......................................................................................26
Section 5.2     Payment of Dissolution Proceeds..................................................................28
Section 5.3     Removal of the Sponsor...........................................................................28


                                                    ARTICLE VI
                                                 PLATFORM EXPENSES


Section 6.1     Platform Expenses................................................................................28


                                                    ARTICLE VII
                                             BOOKS OF ACCOUNT; REPORTS


Section 7.1     Books of Account.................................................................................29
Section 7.2     Reports..........................................................................................29


                                                   ARTICLE VIII
                                                   MISCELLANEOUS


Section 8.1     Binding Effect; Creditors........................................................................30
Section 8.2     Notices; Consents................................................................................30
Section 8.3     Counterparts; Facsimiles; Power of Attorney......................................................31
Section 8.4     Entire Agreement.................................................................................31
Section 8.5     Amendment........................................................................................32
Section 8.6     Consent of the Members...........................................................................32
Section 8.7     Waivers..........................................................................................33
Section 8.8     No Partition.....................................................................................33


                                                        -ii-

                                                 TABLE OF CONTENTS
                                                       (cont.)

Section                                                                                                         Page
-------                                                                                                         ----

Section 8.9     Meetings.........................................................................................33
Section 8.10    Power of Attorney................................................................................34
Section 8.11    Voluntary Limitation on a Member's Series Voting Rights..........................................34
Section 8.12    Voluntary Limitation on a Member's Series Percentage.............................................35
Section 8.13    Further Information and Documents................................................................35
Section 8.14    GOVERNING LAW; DISPUTE RESOLUTION................................................................35
Section 8.15    Matters Not Provided For; Compliance with Law....................................................37
Section 8.16    Severability.....................................................................................37
Section 8.17    Indirect Action..................................................................................37
Section 8.18    Survival.........................................................................................38
Section 8.19    Confidentiality; Tax Confidentiality.............................................................38
Section 8.20    No Waiver of Federal or State Securities Law Claims..............................................39
Section 8.21    Investment in Accordance with Law................................................................39

                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                            UBS MANAGED FUTURES LLC


      Limited Liability Company Agreement ("Agreement") dated as of October 26, 2006, of UBS Managed Futures LLC (the "Platform"):


                                  ARTICLE I

                                 ORGANIZATION

Section 1.1 Defined Terms; Name; Manager.

      (a) Defined terms are used with the meanings set forth in Section 1.7.

      (b) The Platform shall do business under the name of "UBS Managed Futures LLC."

      (c) UBS Managed Fund Services Inc. (the "Sponsor") shall act as the manager of the Platform within the meaning of Section 18-401 of the Act.

      (d) The Sponsor may change the name of the Platform from time to time, promptly notifying the Members of any such change.

Section 1.2 Series of Units.


      (a) (i) As contemplated by Section 18-215(b) of the Act, the Platform shall establish separate Series, each of which shall invest substantially all of its capital in a Trading Fund formed as a limited liability company under the Act and of which such Series is the only Member or in a Trading Fund that is an already existing fund.

            (ii) Each Trading Fund shall be a separate legal entity, wholly-owned by a different Series (unless an already existing fund), managed by a Trading Advisor and trading through its individual trading accounts.


           (iii) In addition to the fact that each Trading Fund will be a separate legal entity, not liable for the obligations of any other Trading Fund, no Series shall be liable for the debts or obligations of any other Series or for the debts or obligations of the Platform as a whole (except as provided herein).


            (iv) Each Series shall trade exclusively through its Trading Fund, and the capital of the Trading Funds will in no event be commingled.


             (v) Each Series shall produce a separate Schedule K-1 (or other relevant tax schedule) for the Members participating in such Series with respect to each Fiscal Year. For federal income tax purposes, each Series shall be treated as a separate business entity and shall be accounted for as if it were a separate partnership.

      (b) (i) The terms of each Series shall be as set forth in this Agreement, and the distinguishing terms of each Series shall be as set forth in the Separate Series Agreement, substantially in the form of Exhibit A attached hereto (with such changes therein as the Sponsor may determine). A different Series shall be established for each Trading Fund in which Members can invest through the Platform.


            (ii) For all purposes of the Act, this Agreement, together with each Separate Series Agreement, constitutes the "limited liability company agreement" of the Platform within the meaning of the Act.


           (iii) A Separate Series Agreement or counterpart signature page thereto shall be executed by or on behalf of the Platform by the Sponsor at the time that each Series is issued. The terms and provisions of a Separate Series Agreement may have the effect of altering, supplementing or amending the terms and provisions hereof with respect to the Series created thereby, without compliance with the amendment provisions of
      Section 8.5 or the consent requirements of Section 8.6, provided that no such Separate Series Agreement may materially adversely affect any outstanding Series.


      (c) Each of the Series shall operate to the extent practicable, as if it were a separate limited liability company. Accordingly, references to the Platform herein shall, unless and only to the extent the context otherwise requires, be interpreted to refer to each individual Series severally.


      (d) Each Series shall bear all expenses of its operations. Any operating expenses that the Sponsor determines to be attributable to the Platform as a whole shall be allocated among the different Series pro rata in accordance with the Net Asset Value of each Series at the time such expenses are accrued or paid. The organizational costs of the Platform shall be advanced by the Sponsor and billed to the Platform and allocated among the Series when and as the Sponsor may determine.


      (e) No Member shall be personally liable for the debts of any Series beyond the amount contributed by such Member to the capital of such Series. Furthermore, under the Act, no Member of the Platform shall be obligated personally for any debt, obligation or liability of the Platform solely by reason of being a Member; provided however, that a Member will be liable for acts or events not engaged in solely by reason of being or acting as a Member.

Section 1.3 Purposes.


      (a) The Platform shall permit the several Members to select the Series or combinations of Series in which to invest and to Exchange Units of the different Series.

      (b) (i) The Sponsor shall have no investment discretion over any capital invested in the Platform or, through the Platform, in the Trading Fund. However, each Member will have sole discretion, subject to the restrictions set forth herein, over the Series (and Trading Funds) in which such Member invests.

            (ii) The Sponsor shall select the Series (and Trading Funds) to be made available through the Platform, and will monitor such Series (and Trading Funds), as described in the Memorandum. In selecting Trading Advisors to manage the Trading Funds, the Sponsor intends to work closely with UBS FS, although it may do so with other of its Affiliates or third parties in its sole discretion. UBS FS may, but is not obligated to, conduct due diligence regarding potential Trading Advisors, make Trading Advisor recommendations to the Sponsor and help the Sponsor negotiate the terms of any selected Trading Advisor's engagement. Although the ultimate decision as to which Trading Advisors are selected for the Platform will be made by the Sponsor, the Sponsor may rely on the information provided to it by UBS FS and is not obligated to independently verify such information. UBS FS also may act as selling agent of the Units and as such may share in the fees charged by the various Trading Advisors. As a result, UBS FS may have an incentive to recommend Trading Advisors to the Sponsor that are willing to participate in such fee sharing. Should UBS FS discontinue working with the Sponsor in the selection of the Trading Advisors, the Platform would be materially and adversely impacted. Each Member explicitly approves of the involvement of UBS FS in the selection of the Trading Advisors and consents to all conflicts of interests and risks associated with such involvement.

            (iii) The interest income earned on the capital of each Trading Fund will be paid by the Clearing Broker to the Trading Fund's commodity brokerage account. Any Reserve Assets held by a Series will be invested by the Sponsor in bank accounts or short-term U.S. government securities.

            (iv) For the avoidance of doubt, the Sponsor is currently not registered as an "investment adviser" under the Advisers Act, but may become registered in such capacity in its sole discretion, although it is under no obligation to do so.


Section 1.4 Principal Office; Registered Office; Registered Agent.

      The principal office of the Platform shall be at One North Wacker Drive, 31st Floor, Chicago, Illinois 60606 or at any other location as the Sponsor may designate. The registered office of the Platform shall be at such location, and its registered agent for service of process shall be such entity, as is set forth in the Certificate of Formation. The Sponsor may change the principal office, the registered office and/or the registered agent of the Platform from time to time, promptly notifying the Members of any such change.

Section 1.5 Term.

      The term of the Platform shall continue until the Platform is dissolved and wound up as provided in Section 5.1.

Section 1.6 Members.

      The Members (other than the Sponsor, as applicable), in their capacity as such, shall have only the powers specifically enumerated in this Agreement -- which, for the avoidance of doubt, shall include each Member selecting the Series or combination of Series in which such Member shall invest from time to time -- and shall have no control over the business or operations of the Platform, and no power to bind the Platform.

Section 1.7 Definitions.

      For the purposes of this Agreement, the following terms -- and, as appropriate, derivatives of such terms -- shall have the meanings set forth below, unless and only to the extent that the context otherwise requires:

      "Accounting Date" shall mean: (a) the last day of a calendar month; (b) an Effective Date; (c) the day on which a Series dissolves pursuant to Article V; (d) the day as of which a Series' final liquidating Distribution is made following such Series' dissolution; and (e) any other day which the Sponsor may designate; provided, that in the case of each Series, the Accounting Dates for such Series shall correspond to the Accounting Dates of the Trading Fund in which such Series invests substantially all of its capital.

      "Accounting Period" shall mean the period beginning immediately after an Accounting Date and ending as of the next Accounting Date.


      "Act" shall mean the Delaware Limited Liability Company Act.

      "Administrator" shall mean, initially, DPM Mellon, LLC. The Sponsor reserves the right to change the Administrator at any time to any other entity, including to Affiliates of the Sponsor, and the Administrator itself may merge with or acquire other administrative services businesses while continuing to act in such capacity for the Platform.


      "Administrative Fee" shall mean the fees payable to the Administrator from each Series pursuant to an administrative services contract, as negotiated by the Sponsor from time to time.

      "Advisers Act" shall mean the Investment Advisers Act of 1940.

      "Affiliate" of a Person shall mean a Person controlling, controlled by or under common control with, that Person, either directly or indirectly through one or more intermediaries; provided, that Sponsor clients shall not be deemed to constitute Affiliates of the Sponsor or any Sponsor Party solely by virtue of the fact that they are Sponsor clients.


      "Agreement" shall mean this Limited Liability Company Agreement.


      "Bankruptcy" shall mean, with respect to any Person, an adjudication that such Person is bankrupt or insolvent, such Person's admission of its inability to pay its debts as they mature, such Person's making a general assignment for the benefit of creditors, such Person's filing a petition in bankruptcy or a petition for relief under any section of the United States Bankruptcy Code or any other bankruptcy or insolvency statute, or the filing against such Person of any such petition which is not discharged within 60 days thereafter.

      "Capital Account" shall mean the capital account established for each Unit maintained on the books of the Platform in accordance with this Agreement.

      "Capital Contribution" shall mean the amount contributed to the Platform and a given Series, net of any costs or charges imposed on such Capital Contribution, as set forth in the books and records of the Platform.


      "Certificate of Formation" shall mean the Certificate of Formation of the Platform or of any Trading Fund, as the case may be, as filed with the Secretary of State of the State of Delaware and as amended from time to time.

      "Clearing Broker" shall mean UBS Securities LLC, an affiliate of the Sponsor and the sole clearing broker for each of the Trading Funds, or any other Person as may be selected by the Sponsor to act as the clearing broker for any of the Trading Funds.


      "Code" shall mean the Internal Revenue Code of 1986.

      "Distribution" shall mean cash and/or Futures Interests distributed to one or more Members from the separate Series by the Sponsor without such Member(s)' request.


      "Effective Date" shall mean the date that a Capital Contribution, a Redemption or a Distribution, as the case may be, is effective with respect to a Series. In general, the Capital Account(s) of the Units held by the respective Members, and number of Units held, in such Series will be adjusted as of each Effective Date, irrespective of when the proceeds of such Capital Contribution, Redemption or Distribution are contributed by the Member or paid out by a Series, as applicable.


      "Exchange" shall mean the ability of the Members to exchange Units of one Series for Units of another Series, if available, generally as of the end of each calendar month. All references in this Agreement to "Redemption" shall include an Exchange from the Series from which Units are Exchanged, and all references in this Agreement to "Capital Contribution" shall include an Exchange into the Series into which Units are Exchanged, unless the context requires otherwise.


      "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

      "Facsimile." See Section 8.2.


      "Finally Determined" shall mean found by a court or arbitral tribunal of competent jurisdiction upon entry of a final, non-appealable judgment.


      "Financial Advisor." See Section 8.21.


      "Fiscal Year" shall mean the calendar year, unless the Sponsor elects a different fiscal year.


      "Futures Interests" shall mean forward contracts (including, for the avoidance of doubt, London Metal Exchange and foreign exchange forwards), futures contracts for commodities, financial instruments and currencies, rights pertaining thereto and options or other derivatives thereon or on physical commodities.

      "Impermissible Event" shall mean an event that would cause the Platform or any Series: (i) to be treated as an association taxable as a corporation for income tax purposes; (ii) to be considered to hold "plan assets" within the meaning of ERISA; (iii) to engage in a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code; or (iv) to violate any Law or contractual provision.

      "Indemnified Party." See Section 2.6(a).


      "Law" shall mean any law, regulation (proposed, temporary or final), administrative rule or procedure, self-regulatory organization rule or interpretation, or exchange rule or procedure binding upon, or which the Sponsor reasonably determines may be binding upon (in each case, as applicable in light of the context), any Member, any Sponsor Party, any Series, any Trading Fund, the Platform as a whole or any Affiliate of any of the foregoing or to which any of their property is subject.


      "Management Fee" shall mean the advisory compensation paid by a Trading Fund to the Trading Advisor of such Trading Fund, which is expected to equal a percentage of such Trading Fund's assets.


      "Member" shall mean a member of the Platform, including the Sponsor if the Sponsor so determines.


      "Memorandum" shall mean the Confidential Disclosure Document of the Platform, as may be amended or supplemented from time to time.

      "Net Asset Value" of each Capital Account as of any date shall mean the value of such Capital Account, less (a) all liabilities, costs and expenses accrued or payable of every kind and nature including accrued Sponsor's Fees and Administrative Fees and (b) all Reserves. Each Member acknowledges and agrees that the Sponsor or its appointee may rely on the Trading Advisors' estimates of the Net Asset Values of the Series' respective investments in the respective Trading Funds in determining the Sponsor's Fees and Administrative Fee.


      "Net Income" shall mean, with respect to any given Accounting Period, the increase in the Net Asset Value of each Series from the beginning to the end of such Accounting Period (for the avoidance of doubt, after reflecting all fees accrued and paid by the applicable Trading Fund).

      "Net Loss" shall mean, with respect to any given Accounting Period, the decrease in the Net Asset Value of each Series from the beginning to the end of such Accounting Period (for the avoidance of doubt, after reflecting all fees accrued and paid by the applicable Trading Fund).


      "Parties." See Section 8.14(b).


      "Permitted Confidants." See Section 8.19(b).



      "Person" shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (or any agency or political subdivision thereof) or other entity, whether or not having legal personality.

      "Plan." See Section 8.21.

      "Plan Fiduciary." See Section 8.21.

      "Platform" shall mean UBS Managed Futures LLC, the Delaware limited liability company the governance of which is provided for by this Agreement. References to the Platform herein shall, unless and only to the extent the context otherwise requires, be interpreted to refer to each individual Series severally.


      "Prior Period Adjustment" shall mean any item or items of expense, loss, tax, income or gain incurred or accrued during one Accounting Period which arises from claims, events or transactions relating to a prior Accounting Period, including all costs of prosecuting, defending, investigating, settling or otherwise dealing with any of the foregoing, such item or items to be accounted for pursuant to Section 3.10.

      "Prior Period Member." See Section 3.10(a).


      "Qualified Income Offset." See Section 3.5(a)(iii).


      "Redeem" shall mean effecting a Redemption.


      "Redemption" shall mean the repurchase by a Series, at the request of a Member, of one or more of such Member's Units net of any costs or charges imposed. "Redemption," when used as an adjective, means attributable to or pertaining to a Redemption.


      "Reserve Assets" shall mean the assets of each Series not invested in a Trading Fund. The Sponsor shall deposit Reserve Assets in bank accounts and/or invest Reserve Assets in short-term U.S. government securities.


      "Reserves" shall mean reserves (funded or unfunded) established by the Sponsor pursuant to Section 3.11. Different Reserves may be established for different Series. For the avoidance of doubt, any amounts paid out to a Member shall in all cases be reduced by any Reserves allocable to the Capital Account(s) of the Units held by such Members.


      "SEC" shall mean the Securities and Exchange Commission.


      "Selling Agent" shall mean UBS FS, UBS International Inc. or such other selling agents as shall be duly appointed by the Sponsor from time to time to market and sell the Units.


      "Separate Series Agreement" shall mean the separate agreement establishing the distinguishing terms of each Series substantially in the form of Exhibit A attached hereto.


      "Series" shall mean a designated series of Units of limited liability company interest in the Platform established in accordance with this Agreement and pursuant to Section 18-215 of the Act, having separate rights, powers and/or duties with respect to specified property or obligations (including such Series' investment in its underlying Trading Fund). The Platform will issue separate and distinct Series. Pursuant to Section 18-215 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Platform generally or of any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Platform generally shall be enforceable against the assets of any Series, except to the extent expressly provided herein.

      "Series Percentage" shall mean, with respect to each Member for each Accounting Period, in the case of each Series a percentage equal to the fraction the numerator of which is the aggregate balance in the Capital Account(s) of the Units in such Series held by such Member and the denominator of which is the aggregate balance of all Capital Accounts attributable to such Series, in each case as of the first day of such Accounting Period. The aggregate of all Members' Series Percentages in each Series shall at all times equal 100%.


      "Sponsor" shall mean UBS Managed Fund Services Inc., a Delaware corporation and an Affiliate of the Clearing Broker, and/or any other Person that is admitted as a manager of the Platform after the date hereof.


      "Sponsor Party" shall mean (a) the Sponsor, (b) any Affiliate of the Sponsor and (c) any owner, principal, director, officer or employee of any of the foregoing.


      "Sponsor's Fees" shall mean the percentage of assets fees payable to the Sponsor from each Series as provided in Section 2.9.

      "Subscription Agreement" shall mean a written agreement or instrument in form and substance acceptable to the Sponsor whereby each Member (other than the Sponsor), subscribes for or otherwise acquires a Unit or Units. All Subscription Agreements once submitted are irrevocable but are subject to acceptance by the Sponsor.

      "Tax Items" shall mean items of income, gain, loss, expense, deduction and credit determined for income tax reporting purposes.


      "Tax Matters Partner." See Section 3.2(a).


      "Trading Advisors" shall mean the respective managed futures advisors of the respective Trading Funds.

      "Trading Advisory Agreements" shall mean the respective advisory agreements between, inter alia, a Trading Fund and the corresponding Trading Advisors.


      "Trading Fund" shall mean the wholly-owned subsidiary of each Series or an existing fund through which such Series engages in Futures Interest trading.

      "Trading Fund Agreements" shall mean the operative documents of each Trading Fund.


      "Transfer." See Section 4.3(a).

      "Transferee," "Transferor" shall mean the Person making or receiving, as the case may be, a Transfer of Units.

      "Treasury Regulations" shall mean the regulations (final, proposed and/or temporary) of the Department of the Treasury and/or Internal Revenue Service promulgated under or in respect of the Code.


      "UBS FS" shall mean UBS Financial Services Inc., an Affiliate of the Sponsor.

      "Units" shall mean the units of limited liability company interest in the Platform, including fractional units, which the Sponsor may issue in its sole discretion. The Units issued by each Series shall be separate and distinct.


      "Voting Rights." See Section 8.11.

      Section 1.8 Rules of Interpretation.

      (a) References to articles and sections shall be to sections of this Agreement unless otherwise specified.

      (b) "May" shall be construed as permissive.

      (c) A "month" or a "quarter" means a calendar month or quarter (as the case may be).

      (d) A "notice" means written notice unless otherwise stated.

      (e) "Shall" shall be construed as imperative.

      (f) Writing includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form.

      (g) The term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. "Or" shall not be interpreted to be exclusive, and "and" shall not be interpreted to require the conjunctive -- in each case, unless the context otherwise requires.

      (h) Article and section headings herein have been inserted for convenience of reference only, are not a part of this Agreement and shall not be used in construing this Agreement.

      (i) The terms "include" and "including" and words of similar import are to be construed as non-exclusive (so that, by way of example and for the avoidance of doubt, "including" shall mean "including without limitation").

      (j) Unless the context of this Agreement otherwise requires (i) words using a singular or plural number also include the plural or singular number, respectively, (ii) the terms "hereof," "herein," "hereby" and any derivative thereof or similar words refer to this entire Agreement, (iii) the masculine gender shall include the feminine and neuter genders, (iv) any reference to a Law, agreement or a document shall be deemed to also refer to any amendment, supplement or replacement thereof, and (v) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless such reference specifies business days.

      (k) Terms defined in this Agreement by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.



      (l) References to statutes, regulations and/or rules refer to the foregoing as amended or supplemented to date.

      (m) No provision of this Agreement shall be construed in favor of or against any Person by reason of the extent to which any such Person, its Affiliates or their respective employees or counsel participated in the drafting thereof.

                                  ARTICLE II

                                  MANAGEMENT

Section 2.1 Authority of the Sponsor.

      (a) (i) The Sponsor shall have full and complete charge of all affairs of the Platform. The management and control of the Platform's business and its assets shall rest exclusively with the Sponsor. The Sponsor shall have all of the rights and powers that can be granted to the Sponsor under the Act and as otherwise provided by Law, and any action taken on behalf of the Platform by the Sponsor shall constitute the act of and bind the Platform.

            (ii) Notwithstanding Section 2.1(a)(i), each Member individually and not the Sponsor shall have sole discretion of the Series or combination of Series in which such Member invests, subject to restrictions imposed on effecting subscriptions, Redemptions and Exchanges imposed by the Platform, as set forth herein.

      (b) The Sponsor shall be required to devote only such business time and attention to the conduct of the business and affairs of the Platform as the Sponsor may deem necessary or advisable. For the avoidance of doubt, the Sponsor Parties shall be free to devote such time and attention as they may determine to other Sponsor clients, as well as to other activities.

Section 2.2 Sponsor's Determinations.

      (a) Whenever any Sponsor Party is to determine or decide any matter relating to this Agreement or the Platform (for the avoidance of doubt, not including the determination of into which Series a Member shall invest, such determination to be in the sole and absolute discretion of each Member, to the extent that it is practicable to effect the investment so determined) such determination shall be made in the sole discretion of such Sponsor Party. All determinations or decisions made by the Sponsor pursuant to or in connection with this Agreement shall be conclusive and binding on all Members if made in a manner consistent with the standard set forth in Section 2.6.

      (b) Whenever this Agreement provides that the Sponsor may take or not take any action, or make any determination, in a particular manner, unless the Sponsor otherwise determines, the Sponsor shall be absolutely protected in acting in such manner, provided that the Sponsor acts in a manner consistent with the standard set forth in Section 2.6.


      (c) (i) Without limiting the generality of Sections 2.2(a) and (b), all matters concerning the valuation of Futures Interests and other assets and liabilities of each Series, the allocation of Net Income, Net Loss, profits, deductions, gains and losses among the Members, and/or accounting procedures (including the accounting procedures regarding the treatment of the several Series and the Units issued by each) not expressly provided for by the terms of this Agreement shall be determined by the Sponsor (such determination being made in pertinent part based on information provided the Sponsor by the Trading Advisors, on which the Sponsor is conclusively authorized to rely), whose determination shall be final and conclusive as to all of the Members, or such party as may be duly appointed by the Sponsor, such party's determination being subject to the approval of the Sponsor and being final and conclusive as to all of the Members.


            (ii) The Sponsor shall have authority to determine the manner of applying any such provisions of this Agreement that the Sponsor determines to be unclear or not equitable, and the Sponsor shall also have authority to determine the manner of applying any such provisions in circumstances in which more than one method of application would be more consistent with Law or equitable principles.

Section 2.3 Brokerage and Interest Income Arrangements.

      (a) All Trading Funds shall use the Clearing Broker, an Affiliate of the Sponsor, as their exclusive clearing broker, unless the Sponsor otherwise determines.

      (b) All Members, as a condition of being accepted in such capacity, agree to the Trading Funds' using the Clearing Broker as their sole clearing broker even if using another clearing broker might be less expensive or otherwise in the best interests of the Trading Fund.


      (c) Trading Advisors may use executing brokers which are not Affiliates of the Sponsor. The Sponsor shall have no liability for the conduct of such executing brokers.


      (d) Each Trading Fund will be subject to the brokerage commissions and interest income arrangements (including the borrowing of foreign currencies in accordance with the Clearing Broker's "single currency margining" procedures), as described in the Memorandum.

      (e) Each Member, as a condition of being accepted as such, acknowledges and agrees that the principles of "best price and execution" do not apply to Futures Interests, as opposed to securities brokerage. Each Member further consents to each Trading Fund paying the brokerage commissions set forth in the Memorandum and to the Clearing Broker and its Affiliates retaining substantial economic benefit from the possession of the Trading Fund's assets in addition to the interest income paid to the Trading Fund (and the interest charged to the Trading Fund on foreign currencies loaned to it), as described in the Memorandum.

      (f) The Sponsor shall be permitted to allow the Trading Advisors to aggregate orders for their respective Trading Funds with the orders for their other clients, notwithstanding that the effect of such aggregation may operate to the disadvantage of the Trading Fund in question.



Section 2.4 Other Activities.

      Except to the extent contemplated by Section 2.1(b), nothing herein shall be deemed to limit or restrict the right of any Sponsor Party to engage in, or to devote time and attention to the management of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other Person.

Section 2.5 Permitted Transactions.

      (a) Any Sponsor Party, Member and any of their respective Affiliates may trade Futures Interests for their personal accounts.

      (b) Any Sponsor Party may trade Futures Interests for other client accounts.

      (c) Any Sponsor Party may provide managed futures platform, administrative and due diligence services comparable to the services that the Sponsor provides to the Platform to third parties.

      (d) Any Sponsor Party may act as a service provider to the Platform and receive compensation for doing so.


      (e) Any Sponsor Party (i) may engage in or possess an interest, direct or indirect, in any business venture of any nature or description (including other managed futures funds or platforms) for their respective accounts, independently or with others, and (ii) may do so without any obligation to report the same to the Platform or to afford the Platform, any Series or any Member any opportunity to participate therein. None of the Platform, any Series or any Member shall have any rights in or to any such independent venture or investment or the revenues or profits derived therefrom.


      (f) The principles of the doctrine of "corporate opportunity," any analogous doctrine under applicable Law or other similar rights or claims shall not apply to any Sponsor Party's dealings with the Platform, any Series, any Member (in such Member's capacity as such) or any third parties.

Section 2.6 Sponsor Parties' Standard of Liability and Indemnity.


      (a) Each Sponsor Party and their respective officers, directors, controlling persons within the meaning of Section 15 of Securities Act of 1933, employees, partners and shareholders (each an "Indemnified Party") shall have no liability to the Platform or to any Member, and shall be indemnified by the Platform against, any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with any action or inaction of an Indemnified Party; provided, however, that in no case is the foregoing exculpation and indemnity to be deemed to protect an

Indemnified Party against any liability to the Platform or any Member to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement.

      (b) The Platform shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. The Platform may, but is not obligated to, advance to an Indemnified Party sums necessary to pay legal expenses and other costs incurred as a result of any legal action initiated against such Indemnified Party.

      (c) In the event the Platform is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's activities, obligations or liabilities unrelated to the Platform's business, such Member shall indemnify and reimburse the Platform for all loss and expense incurred, including reasonable attorneys' fees.

      (d) The indemnification provisions of Section 2.6(a) shall be applied on a Series-by-Series basis, with a particular Series being responsible for indemnification only with respect to a loss or claim related to that Series, unless such loss or claim relates to the overall operation of the Platform, not to any particular Series, in which case the indemnification obligation of
Section 2.6(a) shall be allocated among all Series pro rata in accordance with the Net Asset Value (or average Net Asset Value) of each Series at the time (or during the period) when the event giving rise to such loss or claim occurred or in such other manner as the Sponsor may determine.

      (e) The rights of an Indemnified Party to indemnification shall survive the dissolution of the applicable Series (if the indemnification obligations relate to the overall operations of the Platform) and the death, withdrawal, declaration of legal incapacity, dissolution, winding-up or Bankruptcy of such Indemnified Party.

      (f) No Indemnified Party other than the Sponsor may assert any claim for indemnification hereunder without the prior written consent of the Sponsor, which the Sponsor shall have no obligation whatsoever to give.

      (g) In no event shall any indemnification obligations of the Platform subject a Member to any liability in excess of that contemplated by this Agreement.

      (h) The Members, in recognition of the fact that the Members themselves will select their own combinations of Series, waive all fiduciary duties on behalf of the Sponsor except the implied duty of good faith and fair dealing (and solely to the extent that such duty cannot be waived under the Act).

      (i) The Sponsor, or such party as may be duly appointed by the Sponsor to calculate the Series' Net Asset Values, shall be absolutely protected in relying on the valuations of Trading Funds furnished to the Sponsor by Trading Advisors.

      (j) The Sponsor Parties shall have no responsibility whatsoever for any actions taken or omitted by the Trading Advisors and Trading Funds.

Section 2.7 Trading Advisors' Standard of Liability and Indemnification.


      Each Series and/or Trading Fund may be required to agree to exculpate and/or indemnify Trading Advisors and associated Persons pursuant to the terms of the applicable Trading Advisory Agreements, and the Sponsor is authorized to cause each Series and/or Trading Fund, respectively, to enter into such arrangements, even if such Trading Advisory Agreements provide greater liability protection (exculpation) and/or more comprehensive indemnification than that set forth in Sections 2.6.

Section 2.8 Capital Contributions and Redemptions by the Sponsor; Withdrawal and Substitution of the Sponsor; Mergers or Acquisitions.

      (a) The Sponsor shall not have any obligation to make any Capital Contributions, except as required by Law.


      (b) In the event that the Sponsor does make a Capital Contribution, the Sponsor may Redeem, without any breach of this Agreement or the Sponsor's contractual or fiduciary duties hereunder, all or a portion of any of the Sponsor's Units at any time without notice to the Members.


      (c) The Sponsor may withdraw from the Platform, without any breach of this Agreement or the Sponsor's contractual or fiduciary duties hereunder, upon not less than sixty but not more than 100 days' prior written notice to the Members.


      (d) (i) One or more additional or substitute Sponsor(s) may be admitted to the Platform in the sole discretion of the Sponsor without the consent of any Member, provided that such additional or substitute Sponsor(s) are Affiliates of the Sponsor. The Sponsor shall promptly notify the Members of any such additional or substituted Sponsor(s).

           (ii) One or more additional or substitute Sponsor(s) which are not Affiliated with the Sponsor may be admitted as additional or substitute Sponsor(s) only with the consent of a majority of the Voting Rights.

          (iii) The admission of an additional or substitute Sponsor shall not be cause for dissolution of the Platform, and all the Members shall continue to be subject in all respects to the provisions of this Agreement subsequent to such admission.


      (e) The Sponsor may merge with, acquire or be acquired by any third party without the need to give prior notice to Members. The Sponsor may make any organizational changes, including the addition and/or replacement of any of the Sponsor's employees or principals, as part of such merger or acquisition.


Section 2.9 Sponsor's Fees.


      As of the end of each calendar month, each Series shall be subject to a Sponsor's Fee, payable to the Sponsor as if to a third-party and not as an allocation to the Sponsor's Capital Account(s), if any, equal to 1/12th of 0.25% (0.02083 of 1%) of the Net Asset Value of such

Series (a 0.25% annual rate). Such Sponsor's Fee shall be definitively calculated based on the Sponsor's estimate of the Net Asset Value of each Series (which may be based on the estimated Net Asset Value received from the applicable Trading Advisor) as of the end of each calendar month and the Sponsor's estimate of the Net Asset Value of the Reserve Assets attributable to such Series. The Sponsor may share the Sponsor's Fee with Affiliates and third parties. The Sponsor also may waive or reduce the Sponsor's Fees for certain Members without entitling any other Member to any such waiver or reduction.


                                 ARTICLE III

            CAPITAL ACCOUNTS; UNITS; FINANCIAL AND TAX ALLOCATIONS

Section 3.1 Admission of Additional Members; Capital Contributions.


      (a) Subject to Section 3.1(b), the Sponsor may, at any time and from time to time, admit one or more purchasers of Units as additional Members to the Platform as well as permit Members to make additional Capital
Contributions through the purchase of Units, without the consent of the other Members. Capital Contributions must be made in cash.

            (i) Without limiting any other remedy available to the Platform, if a Person fails, in part or in whole, to make a Capital Contribution by the close of business on the day that such Capital Contribution was due to be received (so that it could be invested in the Series selected by such Person for such Capital Contribution) the Sponsor may, but shall have no obligation to, take any action, at the expense of the Platform, which the Sponsor may deem necessary or advisable in an attempt to collect from such Person the costs and expenses incurred, if any, in connection with such default and collection; provided, that the Sponsor may determine to allocate all or a portion of such costs and expenses equally among all Capital Accounts of the applicable Series outstanding for the then current Accounting Period.


            (ii) Upon admission to the Platform, whether as a result of a Capital Contribution or Transfer, each new Member shall, by written Subscription Agreement or another instrument or instruments satisfactory to the Sponsor, become bound by and subject to all of the terms and conditions of this Agreement.

            (iii) The amount of each new Member's initial Capital Contribution(s) shall be set forth in such new Member's Subscription Agreement. An existing Member which makes additional Capital Contributions need not complete a new Subscription Agreement for each additional new Capital Contribution, unless otherwise requested by the Sponsor; provided, however, that all agreements, covenants, representations and warranties made by such Member in its original Subscription Agreement shall be deemed to be ratified and reaffirmed at the time such Member makes an additional Capital Contribution, and that such Member may be requested to submit a short-form confirmation of the foregoing.


            (iv) Under no circumstances shall the Sponsor have any obligation to accept any Capital Contribution from any Person, whether or not an existing Member.

            (v) No Member shall have any pre-emptive rights or rights of first refusal with respect to the issuance of additional Units.

      (b) No Member shall be admitted, whether as a result of a Capital Contribution or Transfer, if doing so would result in an Impermissible Event. In the event that any such Member is admitted to the Platform, such Member's admission shall be null and void ab initio (except to the extent that the other Members have been damaged by such admission, in which case such Member's Capital Account(s) shall be debited with the amount of any such damage pro rata in accordance with the Net Asset Value of such Capital Accounts), irrespective of whether the Sponsor had expressly consented thereto. For the avoidance of doubt, no Sponsor Party shall have any liability to the Platform or any Member for admitting any Member in violation of this Section 3.1(b), provided that such Sponsor Party's conduct is consistent with the standard set forth in Section 2.6.


      (c) The admission of additional Members shall not cause the dissolution of the Platform, and all the Members shall continue to be subject to the provisions of this Agreement in all respects subsequent to such admission.


      (d) Members shall not receive interest on their Capital Contributions, except, in the sole discretion of the Sponsor, as may be accrued while such Capital Contribution is held in escrow prior to the issuance of the Units of any Series. The interest, if any, earned on a Capital Contribution received from a Member or prospective Member prior to the beginning of the Accounting Period as of which the corresponding Units are issued shall be contributed, upon issuance of the related Units to such Member, to the Reserve Assets as a general asset of the Series in question.


Section 3.2 Limited Liability of Members.


      (a) No Member (including the Sponsor, as applicable) shall be personally liable for or subject to any liability or obligation whatsoever of the Platform. Irrespective of whether any Units held by Members have deficit Capital Accounts, no Member(s) shall have any obligation to make any Capital Contribution with respect to such deficit(s), and no such deficit(s) shall be considered a debt owed by any such Member(s) to the Platform or to any other Member(s) for any purpose whatsoever.


      (b) The assets and liabilities of each Series shall be segregated and held (directly or indirectly, through a nominee or otherwise) and accounted for separately and distinctly from those of the Platform and any other Series.

      (c) No Series shall be subject to any liability or obligation whatsoever of any other Series.


      (d) The Platform shall cause to be maintained true and full books of account maintained in accordance with generally accepted accounting principles consistently applied and in which shall be entered fully and accurately each transaction of each Series, each such Series to be accounted for separately.

Section 3.3 Capital Accounts and General Financial Allocations.


      (a) A Capital Account shall be established for each Unit, and for the Sponsor on a Unit-equivalent basis. The balance of each Unit's Capital Account shall be the amount contributed to the Series with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit (or, in the case of an initial offering of a Series, a price per Unit as determined by the Sponsor) on the date each Unit is purchased after all accrued fees and expenses, including performance fee accruals at the Trading Fund level which may, in fact, never be paid. As of the close of business (or as determined by the Sponsor) on the last day of each month, any increase or decrease in a Series' Net Asset Value as compared to the last such determination of Net Asset Value shall be credited or charged equally to the Capital Accounts of all Units then outstanding; provided that for purposes of maintaining such Capital Accounts, amounts paid or payable to the Sponsor for items such as Sponsor's Fees shall be treated as if paid or payable to a third party and shall not be credited to the Capital Account held by the Sponsor.


      (b) For purposes of this Article III, unless specified to the contrary, Units Redeemed as of the end of any month shall be considered outstanding as of the end of such month, but not as of the beginning of the immediately following month.

      (c) As of the end of each calendar month, the Sponsor's Fees and Administrative Fee charged to the applicable Series shall be allocated equally to all Units of such Series. Such Sponsor's Fees and Administrative Fees shall reduce each Unit's Capital Account balance as of the date when such Sponsor's Fees and Administrative Fees become payable (rather than only accrued), irrespective of when actually paid.

Section 3.4 Allocation Principles Regarding the Series.

      (a) To the extent possible, each Series shall be accounted for as if it were a separate limited liability company (as provided herein, each Series shall operate on a "separate and distinct" basis from each other Series).

      (b) The Net Income or Net Loss attributable to a Series' Trading Fund shall be allocated solely to such Series.

      (c) The Net Income or Net Loss attributable to a Series' Reserve Assets shall be allocated solely to such Series.

      (d) The aggregate Net Income and Net Loss attributable to a Series shall be allocated equally among all outstanding Units of such Series.

      (e) Any allocation by the Sponsor of general liabilities, expenses, costs, charges or Reserves which are not readily identifiable as belonging to any particular Series among one or more Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom.

Section 3.5 Tax Allocations.

      (a) (i) For each Fiscal Year, each Series shall be treated as if it were a separate business entity under applicable Treasury Regulations. The
      Tax Items allocated by each Series among its Units shall be allocated for federal income tax purposes among such Units in a manner as to reflect equitably amounts credited or debited to each Member's Capital Account(s) for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 3.5 shall be made pursuant to the principles of Section 704(b) and 704(c) of the Code, and Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and
      1.704-3(e), as applicable, or the successor provisions to such Code Sections and Treasury Regulations.


           (ii) For the avoidance of doubt, consistent with Section 3.5(a)(i), the Sponsor shall allocate Tax Items to the greatest extent possible so as to equalize the tax basis and Capital Accounts of the Units of such Series.


          (iii) Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "Qualified Income Offset" requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

      (b) If the Code or Treasury Regulations require a withholding or other adjustment with respect to the Units of a given Series held by any Member or some other interim year event occurs necessitating in the Sponsor's judgment an equitable adjustment, the Sponsor shall make such adjustments and/or allocations among the Members of the affected Series of capital, income and expense items, Series Percentage, Tax Items, accounting procedures or such other financial matters as the Sponsor believes shall equitably take into account such interim year event and applicable provisions of Law, and the determination thereof by the Sponsor shall be final and conclusive as to all of the Members.

      (c) In the case of Prior Period Adjustments, and any other non-pro rata allocations of capital, income and expense items to fewer than all Members of a Series as provided herein, the Sponsor shall allocate the associated Tax Items with regard so as equitably to reflect the affected Members' respective economic gains and losses from such allocations.

      (d) The Sponsor may, but shall not be obligated to, allocate Tax Items on a gross rather than net basis, and may also allocate Tax Items differently to differently situated Members and former Members, to the extent that doing so is permissible under the Code and the Treasury Regulations.

      (e) Tax allocations shall be made between the Transferee and Transferor of Units so as to reflect as closely as practicable the economic gain or loss experienced by each with respect to such Units during the Fiscal Year in which the Transfer occurred.

      (f) To the extent permitted by the applicable Treasury Regulations, the Sponsor may make adjustments to the method in which allocations are made by each Series among the Units of such Series as the Sponsor may deem reasonable.

Section 3.6 Consistent Tax Reporting.

      (a) Except as otherwise agreed to in writing by the Sponsor, all Members, including former Members, shall report all Tax Items (including the character and timing of such Tax Items) related to a Series in a manner consistent with the manner in which such Tax Items are reported by such Series.


      (b) The Platform intends to treat each Series as a "separate business entity" within the meaning of ss. 301.7701-2(a) of the Treasury Regulations for federal income tax purposes with each Series eligible to make a separate entity classification election pursuant to ss. 301.7701-3 of the Treasury Regulations. The Sponsor shall have the authority to make an entity classification election with regard to each Series in the manner prescribed by the applicable Treasury Regulations. Each Member authorizes the Sponsor to make an entity classification election for each Series in the manner prescribed in the applicable Treasury Regulations and agrees to treat each Series in a manner consistent with the Sponsor's entity classification for such Series for all federal income tax purposes, including any reporting requirements. Consistent with Section 3.6(a), the Sponsor shall furnish each Member of a Series with the information necessary for the Member to determine the entity classification of such Series for U.S. federal income tax purposes, and the Sponsor shall use its best efforts to furnish such information on a timely basis.


      (c) The Platform intends to treat the Platform (representing the aggregate of all Series) as a partnership that has no items of income, gain, loss, deduction or credit for federal income tax purposes. No party to this Agreement is authorized to make an entity classification election pursuant to ss. 301.7701-3 of the Treasury Regulations to treat the Platform (representing the aggregate of all Series) as a corporation or an association taxable as a corporation for federal income tax purposes. Each Member authorizes the Sponsor to make an entity classification election, as necessary, for the Platform (representing the aggregate of all Series) to be treated as a partnership for federal income tax purposes in the manner prescribed in the applicable Treasury Regulations and agrees to treat the Platform in a manner consistent with the Sponsor's entity classification of the Platform for all U.S. federal income tax purposes, including any reporting requirements.

Section 3.7 "Tax Matters Partner."

      (a) For purposes of Section 6231(a)(7) of the Code, or any corresponding provision of any future Law, the "Tax Matters Partner" of the Platform and each Series shall be the Sponsor.

      (b) The Tax Matters Partner shall have the power to make or revoke all tax elections and determinations for the Platform and each Series severally and to take any and all actions necessary or permitted under the Code, the regulations promulgated thereunder, or other provisions of Law to effect those elections, determinations and allocations. All elections, determinations and allocations by the Tax Matters Partner shall be binding upon all Members and their respective successors, assigns and heirs.

      (c) The Tax Matters Partner shall have comparable authority in respect of any state, local or foreign tax, tax law or tax claim relating to the Platform, any Series and the Members, as the Tax Matters Partner has under the Code in such capacity.

      (d) The cost of any examination or audit of, and of any adjustment to, a Member's tax return shall be borne solely by the affected Member.


      (e) The Tax Matters Partner shall be entitled to be reimbursed for all expenses incurred by the Tax Matters Partner in performing its services as Tax Matters Partner, as well as to be released from all liability for, and indemnified for any loss, cost, expense, liability, fees (including attorneys' fees and expenses) and damages suffered or sustained in, performing such services, subject to the standards set forth in Sections 2.6.


Section 3.8 Determination of Net Asset Value.

      (a) The Sponsor, or such party as may be duly appointed by the Sponsor, shall determine each Trading Fund's Net Asset Value using the following principles as communicated to the Trading Advisor for such Trading Fund:


      (b) (i) The liquidating value of a commodity futures contract or option traded on a U.S. commodity exchange shall be based upon the settlement price on the commodity exchange on which the particular commodity futures contract or option is traded; provided that, if a contract or option cannot be liquidated on the day with respect to which Net Asset Value is being determined, the basis for determining the liquidating value of such contract or option shall be such value as the Sponsor or its appointee may deem fair and reasonable.

           (ii) The liquidating value of a futures, forward or options contract not traded on a U.S. exchange shall be its liquidating value, determined based upon policies established by the Sponsor or its appointee, on a basis consistently applied for each different variety of contract.

          (iii) No value shall be ascribed to goodwill or any other intangible asset of the Trading Fund.


      (c) The Sponsor, or such party as may be duly appointed by the Sponsor, shall determine the Net Asset Value of each Series using the following principles:

            (i) The Net Asset Value of each Series shall be determined in U.S. dollars, and any positions denominated in other currencies are translated at prevailing exchange rates as determined by the Sponsor.


           (ii) The Reserve Assets shall be valued in such manner as the Sponsor or its appointee may determine to reflect fair market value and the accrual of interest.

      (d) The Net Asset Value per Unit shall be calculated by dividing the Net Asset Value of the applicable Series (aggregating the Net Asset Value of the corresponding Trading Fund and such Series' Reserve Assets) by the number of Units outstanding in such Series. For the avoidance of doubt, all Units of the same Series shall have the same Net Asset Value.

      (e) The Sponsor, or such party as may be duly appointed by the Sponsor to calculate the Net Asset Value, is hereby authorized to make all Net Asset Value determinations (including, without limitation, for purposes of determining Redemption payments and calculating Sponsor's and Administrative
Fees) on the basis of estimated numbers. The Sponsor or such other party shall not (unless it otherwise determines) make retroactive adjustments in order to reflect the difference between estimated and final numbers, but rather shall reflect such difference (including, for purposes of calculating Redemption payments and Sponsor's and Administrative Fees) in the Accounting Period when such differences are determined.


      (f) The Sponsor may suspend the calculation of the Net Asset Value of a Series' Units during any period for which the Sponsor or its appointee is unable to value a material portion of the corresponding Trading Fund's positions. The Sponsor shall give notice of any such suspension to Members invested in such Series.

      (g) Redemptions and Distributions shall, after the Effective Date thereof (as the same may be postponed pursuant to the terms of this Agreement), be deemed to have been paid out of the Platform as of such Effective Date, and shall no longer be included in either the Platform's or any Series' assets or liabilities (irrespective of when actually paid out).


Section 3.9 Use of Estimates and Trading Advisor Estimates.


      The Sponsor, or any party duly selected by the Sponsor as appropriate, is expressly authorized to make all financial (and the related tax) allocations provided for hereunder, as well as to determine all Net Asset Values and Capital Account balances, based on estimates, both as made or compiled by the Sponsor and as received from the Trading Advisors. Furthermore, the Sponsor shall not be obligated to restate allocations, Sponsor's Fees, Administrative Fees, Redemption proceeds, Net Asset Values or any other determinations previously made in order to reflect the difference between estimated and final Net Asset Values, but rather may, but shall have no obligation to, reflect such difference entirely in the Accounting Period in which such difference is determined.


Section 3.10 Prior Period Adjustments.


      (a) (i) Each Member holding Units in a given Series shall either (A) pay (if a former Member) or (B) permit (if still a Member) the Sponsor to deduct from the Capital Account(s) of the Units held by such Member by Redeeming Units, the amount of any Prior Period Adjustment that the Sponsor determines to be due from such Member or former Member with respect to such Series. With regard to each Series, if a Prior Period Adjustment (or portion thereof) can be specifically identified as attributable to a Member or a former Member of such Series, then the Sponsor shall use reasonable efforts to allocate such Prior Period Adjustment to, and collect such Prior Period Adjustment from, such Member (by Redemption of Units or otherwise) or former Member. The Sponsor shall use reasonable efforts to allocate each Prior Period Adjustment to the current or former Members (each, a "Prior Period Member") which were Members during the Accounting Period(s) to which such Prior Period Adjustment relates in accordance with the number of Units of such Series which such current or former Member then held. For the avoidance of doubt, each Prior Period Member shall be liable for such portion of each such Prior Period Adjustment as is proportionate to such Prior Period Member's Units or average Units outstanding, as compared to the total Units or average total Units outstanding, for the relevant prior Accounting Period(s);


           (ii) In no event shall any provision of this Section 3.10 require any Member or former Member to make a Capital Contribution to repay to the Platform any amounts in excess of the Redemptions or Distributions made to such Member or former Member with respect to the Series in question (and, for the avoidance of doubt, not with respect to any other Series).


      (b) Any portion of a Prior Period Adjustment that cannot, as determined by the Sponsor, practicably be collected from Prior Period Members shall be allocated equally among all Units of the affected Series outstanding during the then current Accounting Period.

      (c) The Sponsor may, but shall have no obligation to, take, at the expense of the affected Series, any action which the Sponsor may deem necessary or advisable in an attempt to collect the amount of any Prior Period Adjustment, as well as the costs and expenses related to such collection, from the affected Prior Period Members. In no event shall the Sponsor be liable for any failure of the Platform or the affected Series to receive Prior Period Adjustments from a Prior Period Member or for the Sponsor declining to prosecute any claim therefor.


      (d) No Prior Period Adjustments, not specifically associated with a Member or former Member, shall be subject to the special allocation provisions of this Section 3.10 unless the amount of such Prior Period Adjustment exceeds 2.5% of the Net Asset Value of the affected Series as of the date that such Prior Period Adjustment would otherwise be specially allocated pursuant to this Section 3.10. For such purposes, a given Prior Period Adjustment shall include all items relating to the same or related causes occurring at or about the same time, as the Sponsor may determine.


      (e) Notwithstanding the foregoing provisions of this Section 3.10, in the event that a Prior Period Adjustment results in income or gain to rather than a cost or a liability, such income or gain, irrespective of amount, shall be allocated pro rata solely among the Units of the affected Series outstanding as of the date that such income or gain becomes available for distribution.


Section 3.11 Reserves.

      (a) The Sponsor may from time to time establish (and/or reverse): (i) such Reserves as the Sponsor may determine to reflect contingent, uncertain and other potential, as well as established, liabilities and/or contingences and/or for any other reason. Reserves shall reduce the Net Asset Value of the Series (and of the Units of such Series) with respect to which such Reserves are established.

      (b) The Sponsor may allocate Reserves, as well as their reversal, among the Capital Accounts of Units held by the Members (and among the Capital Accounts of Units held by certain Members but not others), in such manner as the Sponsor may determine.


Section 3.12 Manner of Effecting Non-Pro Rata Allocations.


      As all Units of any given Series shall have the same Net Asset Value, any special or non-pro rata allocations or Distributions shall be effected by the Redemption or issuance of Units.


                                  ARTICLE IV

                           REDEMPTIONS AND EXCHANGES

Section 4.1 Redemptions.


      (a) Members' ability to Redeem Units of a Series is entirely dependent on such Series' ability to effect corresponding withdrawals from the Trading Fund in which such Series has invested substantially all of its capital.

      (b) Units may be redeemed as of the end of any calendar month at the Net Asset Value per Unit at such date. Redemption requests must be submitted on or prior to the 15th day of the calendar month of such Redemption or the following business day. The Sponsor may permit redemptions at other times and on shorter notice.

      (c) Any Redemption shall be reduced by any Reserves established by the applicable Series (see Section 3.11).


      (d) No Redemption of Units shall be effective if, on or before the scheduled Effective Date of such Redemption, the Series issuing such Units dissolves or the Trading Advisor in question gives notice of its intention to dissolve such Series' Trading Fund. Any affected Redemption notices shall be deemed rescinded ab initio and have no further force or effect.

      (e) The Sponsor may mandatorily Redeem part or all of the Units held by a particular Member if the Sponsor determines that (a) such Member's continued holding of Units could result in adverse consequences to the Platform or the relevant Series or Trading Fund, (b) such Member's investment in the Units, or aggregate investment in the Platform, is below the minimum level established by the Sponsor (including any increase in such minimum level that the Sponsor may implement in the future) or (c) for any other reason.


      (f) If the calculation of Net Asset Value is suspended pursuant to
Section 3.8(f), Redemptions may be suspended by the Sponsor as well. Redemptions may also be suspended if the Sponsor believes that not suspending Redemptions would be materially adverse to the continuing Members. The Sponsor will give notice of any such suspension to all Members in any Series to which such suspension would apply.

Section 4.2 Distributions.


      (a) The Sponsor may at any time determine to make Distributions to one or more Members with respect to one or more Series. Distributions need not be made pro rata to Members in accordance with the number or Net Asset Value of the Units held by such Members or deducted from the Capital Accounts of the Units held by such Members pro rata in accordance with the number of Units of the applicable Series held by such Member, and may be made to certain Members and not to others.

      (b) Income taxes paid or withheld by a Series in respect of income or gain allocable to a Member shall not be treated as an expense of such Series but rather shall be treated as a Distribution to such Member. A Distribution shall reduce, by Redemption of Units, the number of Units held by the recipient Member in such manner as the Sponsor may determine.


      (c) For the avoidance of doubt, no Sponsor Party shall have any liability to the Platform, any Series or any Member for making a Distribution to a Member provided that such Sponsor Party acted in a manner consistent with the standard set forth in Section 2.6.

Section 4.3 Transfers.


      (a) No Member shall assign, encumber, pledge, hypothecate or otherwise transfer (collectively, "Transfer") any of such Member's Units without the consent of the Sponsor, and any such Transfer of Units, whether voluntary, involuntary or by operation of law, to which the Sponsor does not consent shall result in the Units so Transferred being mandatorily redeemed as of the end of the month during which such purported Transfer occurred; provided, however, that a Member may Transfer the economic benefits of ownership of its Units without regard to such consent. Any Transfer which shall result in the termination of a Series for federal income tax purposes or the violation of federal or state securities laws shall be null and void ab initio and of no legal force or effect whatsoever. An assigning Member shall remain liable to such Series as provided in the Act, regardless of whether his or her assignee becomes a substituted Member.

      (b) The Sponsor may not Transfer all or any portion of its manager's interest in a Series; provided, that the Sponsor may assign such interest (i) to an Affiliate of the Sponsor upon notice (which need not be prior notice) to the Members, (ii) in connection with the sale or Transfer of all or a material portion of the Sponsor's equity or assets or (iii) by the vote or written consent of a majority of the Voting Rights.


Section 4.4 Effective Date of Redemptions and Distributions.


            As of the Effective Date of any Redemption or Distribution, the Units or Capital Account balances subject to such Redemption or Distribution shall cease to participate in the Net Income and Net Losses of the related Series, irrespective of the time or times that the proceeds of such Redemption or Distribution are paid out.


Section 4.5 Payment of Redemption and Distribution Proceeds.


      (a) Payments of Redemption or Distribution proceeds shall be made as the related monies are received from the applicable Trading Fund. For the avoidance of doubt, the Sponsor may retain the Reserve Assets attributable to a Redemption or Distribution until proceeds are received from the Trading Fund.


      (b) The Sponsor may deduct from any Redemption or Distribution proceeds otherwise payable to any Member any amount believed or estimated by the Sponsor to be owed by such Member to the Platform or by the Platform on behalf of such Member.

      (c) In the case of any given Redemption or Distribution, payment may be delayed, in the event that it is not possible for the offered Series to withdraw from the related Trading Fund effective as of the scheduled Effective Date.

Section 4.6 Exchanges


      (a) If more than one Series are offered by the Platform, Members may Exchange the Units of the different Series. Subject to the conditions described below, Exchanges will be allowed as of the end of each calendar month on the same notice as is required for Redemptions. Such Exchanges shall be made between Units of different Series at their respective Net Asset Values as of the applicable dates and may be made in such minimums as may be determined by the Sponsor from time to time.


      (b) The ability to Exchange Units may be restricted or terminated in the sole discretion of the Sponsor at any time. The Sponsor is under no obligation to continue to permit Exchanges.

      (c) Units acquired in an Exchange shall be indistinguishable from Units acquired with a new subscription.


      (d) No placement fees, Redemption or Exchange charges shall be assessed on any Exchange. Exchanges shall be treated as Redemptions from the Series from which Units are Exchanged and subscriptions into the Series into which Units are Exchanged. Only whole Units may be Exchanged. Any dollar amounts Exchanged which cannot be reinvested into whole Units shall be credited to an exchanging Member. However, if a Member Exchanges all of the Units of a particular Series owned by such Member, fractional Units may be Exchanged and any minimum Exchange requirement shall not apply, at the discretion of the Sponsor.

      (e) Members hereby agree that if the net trading profits of a Series out of which a Member Exchanges is below such Series' "high water mark," the reduction of performance fees otherwise due in respect to future profits shall be forfeited and shall have no effect on the calculation of the performance fee due in respect of the Series into which such Member Exchanges.

                                  ARTICLE V

                        DISSOLUTION; REMOVAL OF SPONSOR

Section 5.1 Dissolution.

      (a) A Series shall be terminated only upon the occurrence of one of the following events:

            (i) the determination of the Sponsor to do so for any reason (for the avoidance of doubt, the Sponsor shall be entitled, without any violation of any contractual or fiduciary obligation to any Member, to dissolve any Series at any time);

            (ii) as required by Law (including the entry of a decree of judicial termination under Section 18-215 of the Act); or

            (iii) the dissolution of the Platform.


      (b) (i) Upon termination of a Series for any reason, such Series shall continue in existence for the purpose of winding up its affairs, and the assets of such Series shall be applied by the Sponsor in the order of priority set forth in Sections 18-215 and 18-804 of the Act. The termination and winding-up of a Series shall not, in and of itself, cause a dissolution of the Platform or the termination of any other Series. The termination of any Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement, any Separate Series Agreement, any Certificate of Formation or the Act.

            (ii) Each Series shall be wound-up in same manner as the Platform, as described below.


      (c) The Platform shall be dissolved only upon the occurrence of one of the following events:


            (i) the withdrawal, removal, Bankruptcy or dissolution of the Sponsor, unless the business of the Platform is continued within 90 days following the occurrence of such event by the vote or written consent of a majority of the Voting Rights;

            (ii) the determination of the Sponsor to do so for any reason (for the avoidance of doubt, the Sponsor shall be entitled, without any violation of any contractual or fiduciary obligation to any Member to dissolve the Platform at any time); or


            (iii) as required by Law (including the entry of a decree of judicial termination under Section 18-215 of the Act);


      (d) (i) Upon dissolution of the Platform for any reason, the Platform shall continue in existence for the purpose of winding up its affairs, and the assets of the Platform shall be liquidated by the Sponsor.

            (ii) The Sponsor may postpone notice of the dissolution or proposed dissolution of the Platform or any Series to Members and/or third parties until such time as the Sponsor determines that doing so would not adversely affect the Platform or any Member.


      (e) As soon as the Sponsor deems reasonably practicable after the dissolution of the Platform, the Platform's assets shall be liquidated and distributed in the following manner and order of priority to the extent permitted by Law:


            (i) The claims of all creditors of the Platform which are not Members shall be paid and discharged;

            (ii) The claims of all creditors of the Platform which are Members shall be paid and discharged; and

            (iii) Any income, gain or loss during the period of winding up shall be allocated to the Members in accordance with Article III, and the Members shall share in the remaining assets of the respective Series equally with respect to each Unit of such Series held by them.


      (f) The Sponsor shall determine whether any assets of the Platform shall be liquidated through sale or, alternatively, shall be distributed to the Members in kind.

      (g) Upon the dissolution of the Platform or a Series, neither the name of the Platform or such Series nor its good-will, if any, shall be considered to be an asset of the Platform, such name and its derivatives to be the sole property of the Sponsor or its designee. No value shall be placed on the Platform's or any Series' name or good-will for the purpose of liquidation or for any other purpose during the continuation of the Platform or such Series.

      (h) In the event that the Platform is liquidated, with regard to each Series, Distributions shall be made only to Units with positive Capital Accounts, in compliance with applicable Treasury Regulations.


      (i) All Distributions shall be subject to any Reserves that the Sponsor may establish.

      (j) Any Distributions that would otherwise be made to a Member shall be retained by the Platform (for Distribution to the other Members) to the extent of any amounts owed by such Member.


      (k) Upon dissolution of the Platform, no Member shall have any obligation (other than as may arise under Section 3.10) to make any Capital Contribution with respect to any deficit Capital Account balance of Units held by such Member, and no such deficit shall be considered a debt owed by any such Member to the Platform or to any other Member for any purpose whatsoever.

Section 5.2 Payment of Dissolution Proceeds.

      Dissolution proceeds shall be paid out in the same manner as Redemption and Distribution proceeds pursuant to Section 4.5.

Section 5.3 Removal of the Sponsor.


      (a) Notwithstanding anything to the contrary (implied or explicit) in this Agreement, a majority of Voting Rights, not including any Voting Rights held by the Sponsor and/or any of its Affiliates, of any Series can vote (in a meeting or by written consent) to remove the Sponsor with respect to such Series and replace the Sponsor with the third party of their choice, and the majority by Net Asset Value of all outstanding Units, not including any Units held by the Sponsor and/or any of its Affiliates, can remove the Sponsor with respect to the Platform and all Series to the same effect.

      (b) To the extent the Statement of Financial Reporting Standards 46 is modified, including reducing or eliminating the voting requirement for removing the Sponsor, Section 5.3(a) will be modified accordingly.


                                  ARTICLE VI

                               PLATFORM EXPENSES

Section 6.1 Platform Expenses.


      (a) The Sponsor shall pay, and each Series shall reimburse the Sponsor for such payment of, all operating costs of any nature related to the Platform's and the relevant Trading Fund's operations and business (including the retention and attraction of capital), the Sponsor's Fees set forth in
Section 2.9, the Administrative Fee and any indemnification expenses provided for in Sections 2.6 and 2.7; provided that the Series shall not bear any of the Sponsor's internal expenses such as office rent, salaries and bonuses. Such operating costs are allocated pro rata among the Units of the applicable Series based on their respective Net Asset Values.

      (b) For the avoidance of doubt, the operating costs paid by each Series shall include: ongoing offering expenses; execution and clearing brokerage commissions; forward and other over-the-counter trading spreads;
administrative, Transfer, Exchange and Redemption processing, legal, regulatory, reporting, filing, tax, audit, escrow, accounting and printing fees and expenses, as well as extraordinary expenses.

      (c) The Sponsor may retain outside service providers to supply certain services to the Platform, including, without limitation, tax reporting, accounting and escrow services. Operating costs include the respective Series' allocable share of the fees and expenses of such outside service providers, as well as the fees and expenses of any Sponsor Party or other service provider which may provide such (or other) services in the future.

                                 ARTICLE VII

                           BOOKS OF ACCOUNT; REPORTS

Section 7.1 Books of Account.

      (a) The Platform shall keep its books of account at its principal place of business (or at such other location as the Sponsor may designate) using a method of accounting selected by the Sponsor, provided that Capital Accounts shall be maintained in accordance with the terms of this Agreement.

      (b) Notwithstanding any provisions of this Agreement or any Separate Series Agreement to the contrary, pursuant to Section 18-215 of the Act, separate and distinct books and records shall be maintained with respect to each Series.


      (c) Members participating in a Series may inspect the books of account of the Platform with regard to such Series during normal business hours at the office of the Platform for any valid, non-commercial, equitable purposes relating to such Member's status as a Member or as required by Law. Members' inspection rights shall not include the right to copy any books or records, shall be limited to the financial ledgers of the Series in which such Members participate or information relating to a Series in which the Member does not participate and shall specifically not include the right to inspect: (i) trading records; (ii) the Platform's or any Trading Fund's portfolio at any point in time; (iii) proprietary information relating to the strategies implemented by the Sponsor or any Affiliate thereof on behalf of the Platform; or (iv) the names or other identifying features of other Members.

      (d) Any inspection of the Platform's books and records shall be permitted only upon reasonable prior notice (no fewer than ten business days) to the Sponsor, and shall be at the expense of the Member requesting such inspection.


      (e) The accounts of the Platform shall be audited (at the expense of each Series) as of the close of each Fiscal Year by a nationally recognized independent public accounting firm selected by the Sponsor.

Section 7.2 Reports.

      As soon as practicable after the end of each Fiscal Year, the Platform shall furnish to each Member:


      (a) the audited balance sheet and income statement of each Series into which the Member has invested as of the end of and for such Fiscal Year;


      (b) such Member's Unit balances as of the end of such Fiscal Year (separately indicating the Unit balances attributable to each Series);


      (c) the percentage change in the Member's Unit balances during the latest such Fiscal Year (separately indicating such change in the Unit balances attributable to each Series); and

      (d) a copy of Schedule K-l to each Series' federal income tax return for such Fiscal Year, in a form sufficient to enable the Member to determine the share of Tax Items allocable to the Capital Account(s) of such Member's Units.

      Each Series may not be able to deliver financial statements and Schedule K-1 to its federal income tax return to each Member prior to the time that such Member is required to file such Member's federal income tax returns without extensions, and the Sponsor shall not be liable to the Platform, any Series or any Member for its inability to do so, provided that the Sponsor acts in a manner consistent with the standard forth in Section 2.6.


                                 ARTICLE VIII

                                 MISCELLANEOUS

Section 8.1 Binding Effect; Creditors.

      (a) This Agreement shall be binding upon and inure to the benefit of the Members, the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives.

      (b) None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of any Member or of the Platform. No creditor which makes a loan to a Member or to the Platform may have or acquire, solely as a result of making such loan, any Units or interest in the profits or property of the Platform, other than such Units or interest in the profits or property of the Platform that may be expressly granted to such creditor, with the written consent of the Sponsor, pursuant to the terms of such loan.

Section 8.2 Notices; Consents.


      All notices and consents (including votes and waivers) under this Agreement shall be in writing and shall be deemed to have been duly given if
(a) personally delivered (with receipt thereof acknowledged in writing), (b) sent by facsimile, electronic mail, digital image file or any other electronic format (collectively, "Facsimile"), in each case with receipt of the transmission confirmed (and, unless waived by the recipient upon such receipt, confirmed by delivery in another manner permitted hereunder), (c) if mailed by pre-paid certified mail, return receipt requested or (d) sent by reputable overnight courier (receipt confirmed), in each case to the parties at the following addresses (or at such other address as the Platform or a Member may have specified to the other by notice as provided herein):


      (a) If to a Member, to such Member at the address set forth in such Member's Subscription Agreement or other written instrument acceptable to the Sponsor.


      (b) (i) Notices given in accordance with this Section 8.2 shall be deemed given on the date of receipt, if delivered personally or by Facsimile, on the first business day after being sent by a reputable courier service and on the third business day after being posted.

           (ii) Notices of Redemptions shall be deemed given only when actually received by the Platform.

      (c) Any notice required hereunder need not be prior notice unless expressly so specified.

      (d) Any notice period specified herein shall end on the close of business on the day that is the prescribed number of days following the first day of the relevant period, unless that day is not a business day, in which case such notice period shall end as of the close of business on the next succeeding business day.

Section 8.3 Counterparts; Facsimiles; Power of Attorney.

      (a) This Agreement may be executed in counterparts with the same effect as if the parties had all executed the same copy, each of which shall, however, together constitute one and the same document.

      (b) Facsimiles of executed documents shall, for all purposes of this Agreement and all transactions into which the Platform enters, have the same force and effect as executed originals.


      (c) The Platform shall be authorized to accept and execute any instructions given by a Member in respect of such Member's Units, either in original signed form or by Facsimile. If instructions are given by Facsimile, the Member shall promptly courier the original signed form to the Sponsor and will indemnify the Sponsor, the Platform and the Sponsor Parties for any losses or damages suffered by the Sponsor, the Platform or any Sponsor Party as a result of acting on Facsimile instructions rather than instructions in original signed form; provided, however, the failure of a Member to deliver the original signed form shall not vitiate the instructions contained in the Facsimile. The Sponsor, the Platform and the Sponsor Parties are entitled to rely conclusively, and shall incur no liability in respect of any action taken or omitted, on the basis of any notice, consent, request, instruction or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.


      (d) This Agreement may be executed by power-of-attorney embodied in a Subscription Agreement or other written instrument with the same effect as if the parties executing the Subscription Agreement or other written instrument had all executed the same copy.

Section 8.4 Entire Agreement.


      This Agreement, together with the Subscription Agreement executed and delivered by each Member (other than the Sponsor, if applicable) and the Separate Series Agreement established by each Series, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings with respect hereto, except that the foregoing shall not supersede any agreement between any employee or consultant of a Sponsor Party and such Sponsor Party or between any service provider and a Sponsor Party or a Sponsor client.

Section 8.5 Amendment.


      (a) (i) Subject to Section 8.5(a), of this Agreement (as well as any or all Separate Series Agreements) may be amended or modified at any time with the consent of the Sponsor and of a majority of the Voting Rights; provided that amendments or modifications which affect only certain Series shall require only the consent of the Sponsor and a majority of the Voting Rights associated with such Series. The consent of Members other than the Sponsor may be given through any of the methods provided in Section 8.6.


           (ii) The Sponsor, without obtaining the consent of any Member, may amend this Agreement (as well as any or all Separate Series Agreements) for any of the following purposes: (A) in order to correct ambiguities, defects, inconsistencies and typographical errors; (B) in any respect that does not materially adversely affect the rights of the Members as a whole; (C) to avoid an Impermissible Event; and (D) in whatever manner the Sponsor may determine to be necessary or advisable in order for this Agreement and the Platform to comply with Law or any contractual provision.

          (iii) Notwithstanding the foregoing, no amendment may be made to this Agreement (or to any Separate Series Agreement) without the unanimous consent of the Members (given by any of the methods set forth in Section 8.6), if such amendment would: (A) adversely affect the limited liability of the Members under Law; (B) expose one Series to debts and obligations of any other Series; or (C) cause the Platform to cease to be treated as a partnership for federal income tax purposes (unless doing so would increase the net after-tax return of the Platform's trading to investors).

            (iv) The Sponsor shall promptly notify all Members of all amendments.


      (b) This Agreement (as well as any or all Separate Series Agreements) may be amended as provided in Section 8.5(a), irrespective of whether such amendment diminishes a Member's rights hereunder; provided, that without such Member's prior written consent, no Capital Account(s) of the Units held by the Member may be reduced by any such amendment.


      (c) The Sponsor may execute, on the Platform's behalf, any agreement, instrument or document containing any amendment approved as provided in
Section 8.5(a) in any manner contemplated by Section 8.6 pursuant to the power of attorney granted to the Sponsor in Section 8.10.

      (d) Any amendment approved as provided in Section 8.5(a) shall be treated as if such amendment had been approved by all Members, irrespective of whether fewer than all Members voted (including as contemplated by Section 8.6) in favor of such amendment.



Section 8.6 Consent of the Members.


      Whenever the Members are asked to vote on or consent to any action relating to the Platform, including any amendment or modification to this Agreement, whether or not requiring unanimous consent, a Member may vote in favor of or give consent to such action either affirmatively or negatively. Members shall be deemed to have voted for or consented to such action if the Sponsor receives no notice of objection from such Member within twenty days of giving notice to such Member of such action.


Section 8.7 Waivers.

      (a) Except as otherwise expressly provided herein, the Sponsor may waive any provisions of this Agreement, and may do so with respect to one or more, but not other, Members (similarly situated or otherwise), provided that the Sponsor reasonably believes that doing so will not materially adversely affect the Platform.

      (b) No failure or delay on the part of the Sponsor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Failure on the part of the Platform or the Sponsor to complain of any act of the other or to declare the other in default under this Agreement, irrespective of how long such failure continues, shall not constitute a waiver by the Platform or the Sponsor of its rights with respect to such default.

      (c) No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent to or waiver of any other breach or default in the performance of the same or of any other obligation hereunder.

Section 8.8 No Partition.


      (a) Each Member irrevocably waives any right that such Member might otherwise have had to maintain any claim for partition with respect to any property of the Platform or Series or to compel any sale or appraisal of any Platform or Series asset or any sale or appraisal of a deceased Member's Units.


      (b) The Members shall not hold undivided interests in any asset of the Platform or Series, but rather an interest in the Platform itself and the Series themselves, which shall for all purposes be considered to constitute personal property.

Section 8.9 Meetings.

      (a) (i) Although not contemplated or required, Platform meetings may be called by the Sponsor, at the expense of the Platform, to consider any Platform matter upon which the Members may be entitled to vote or for any other purpose related to the business of the Platform.

           (ii) Platform meetings may include all Members or only Members participating in certain Series, as the Sponsor may determine.



      (b) For the avoidance of doubt, no Sponsor Party shall have any liability to the Platform or any Member for any failure to call a meeting under this Section 8.9, provided that such Sponsor Party's conduct in not doing so is consistent with the standard set forth in Section 2.6.

Section 8.10 Power of Attorney.

      Each Member hereby irrevocably constitutes and appoints the Sponsor to be such Member's true and lawful attorney, in such Member's name, place and stead, to make, execute, acknowledge, file and publish, as the Sponsor may deem necessary or advisable:

      (a) all subscription agreements and other documents relating to the Series investments in and withdrawals from the Trading Funds;

      (b) any certificates and other instruments that may be required to be filed by the Platform under the laws of the State of Delaware or any other governmental authority having jurisdiction in the premises, or which the Sponsor shall deem necessary or advisable to file;


      (c) any certificate or other instruments amending or modifying the Certificate of Formation of the Platform or any Series to evidence any changes in that Certificate in accordance with the terms of this Agreement;


      (d) any certificates or other instruments that may be required to effect the dissolution and termination of the Platform and the cancellation of the Certificate of Formation of the Platform;

      (e) this Agreement, any Separate Series Agreement and any amendment to this Agreement that the Sponsor is authorized to make in accordance with the terms of this Agreement and the applicable Separate Series Agreement;

      (f) any documents required in connection with brokerage, counterparty, banking or other accounts of the Platform; and

      (g) any other documents which the Sponsor may deem necessary or advisable for the conduct of the business of the Platform.

      This power of attorney is coupled with an interest, and all Members will collectively rely on the effectiveness hereof. This power of attorney shall be irrevocable and shall survive the death or disability of a Member and any Transfer of the whole or any part of the Units held by a Member and shall be binding upon any Transferee of all or a portion of such Units.

Section 8.11 Voluntary Limitation on a Member's Series Voting Rights.


      (a) Each Member's "Voting Rights" shall be preliminarily determined as equal to the fraction, expressed as a percentage, the numerator of which is the aggregate balance in the Capital Accounts of the Units held by such Member as of the beginning of the month of determination and the denominator of which is the aggregate balances in the Capital Accounts of all Units as of the beginning of the month of determination.


      (b) Voting Rights with respect to different matters shall be determined solely in accordance with respect to the balances attributable to the affected Series, in the event that only certain Series are affected.

      (c) In the event that a Member indicates in such Member's Subscription Agreement or by other written notice to the Sponsor that such Member does not wish to hold Voting Rights in excess of a specified percentage (which may be 0%) of the aggregate Voting Rights, the Sponsor, by accepting such Subscription Agreement or other written notice, shall agree to such Member waiving, in whole or in part, what would otherwise have been such Member's Voting Rights, and such waiver shall be irrevocable and such Member shall not exercise any Voting Rights in excess of such specified percentage. The Voting Rights so waived shall thereupon be deemed to be held by the other Members, subject to whatever limitation on their Voting Rights they may elect by the same process, pro rata in accordance with their respective Voting Rights.


      (d) A Member may request not only that such Member's Voting Rights be limited, but that such Member's Voting Rights with respect to each Series in which such Member participates be equally limited.

Section 8.12 Voluntary Limitation on a Member's Series Percentage.


      (a) A Member may, in such Member's Subscription Agreement or by other written notice to the Sponsor, elect to have the Platform make Distributions to such Member in an amount so that each of such Member's Series Percentage shall not exceed, as of the immediately following calendar quarter-end, 24.9% percent (or any other specified percentage acceptable to the Sponsor) in the case of any Series. No Redemption charges or gate shall be imposed upon any such Distributions other than those applied by the Trading Fund from which such Member is indirectly withdrawing.


      (b) Each member acknowledges and agrees that due to the Platform's limited ability to withdraw from the Trading Funds, the Platform may not be able to limit Members' Series Percentage, as contemplated by this Section 8.12.

Section 8.13 Further Information and Documents.

      Each Member hereby undertakes to furnish to the Sponsor any additional information that the Sponsor may deem necessary or advisable in order that (a) the Platform, the Sponsor or any of their respective Affiliates may comply with Law or (b) the Platform may open and maintain an account or accounts with securities or commodity brokerage firms. Each Member further undertakes to execute and deliver such other agreements, documented statements of interest and holdings, powers of attorney and other instruments as the Sponsor deems necessary or advisable for the business of the Platform, provided that the same are not inconsistent with the terms and provisions of this Agreement and do not increase the liabilities or obligations of such Member beyond that provided for in this Agreement.


Section 8.14 GOVERNING LAW; DISPUTE RESOLUTION.

      (a) THIS AGREEMENT IS MADE PURSUANT TO AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT OR ANY SUBSCRIPTION AGREEMENT IS EXECUTED BY ANY MEMBER OR PROSPECTIVE MEMBER OR THE LOCATION OF ANY OFFICE, VENTURE OR OPERATION OF THE PLATFORM OR ANY MEMBER.

      (b) THE MEMBERS, THE SPONSOR AND THE PLATFORM (THE "PARTIES") HEREBY AGREE THAT THE PARTIES SHALL SUBMIT ALL CONTROVERSIES ARISING AMONG THEM IN CONNECTION WITH THE PLATFORM OR ITS BUSINESSES OR CONCERNING ANY TRANSACTION, DISPUTE OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT, WHETHER ENTERED INTO PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT:

            (i) ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

            (ii) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

            (iii) PRE-ARBITRATION DISCOVERY GENERALLY IS MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

            (iv) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND A PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED.

            (v) A PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

      (c) CONTROVERSIES SHALL BE DETERMINED BY ARBITRATION BEFORE, AND ONLY BEFORE, AN ARBITRATION PANEL CONVENED BY THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. THE PARTIES MAY ALSO SELECT ANY OTHER NATIONAL SECURITIES EXCHANGE'S ARBITRATION FORUM UPON WHICH THE SPONSOR OR THE SELLING AGENT IS LEGALLY REQUIRED TO ARBITRATE THE CONTROVERSY. SUCH ARBITRATION SHALL BE GOVERNED BY THE RULES OF THE ORGANIZATION CONVENING THE PANEL. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OF THE PARTY OR PARTIES AGAINST WHOM SUCH AWARD IS RENDERED. EACH PARTY AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.

      (d) NO PARTY SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PARTY WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNLESS AND UNTIL: (A) THE CLASS CERTIFICATION IS DENIED; OR (B) THE CLASS IS DECERTIFIED; OR (C) THE PARTY

IS EXCLUDED FROM THE CLASS BY COURT. THE FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

      (e) EACH MEMBER HEREBY AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED ON EACH MEMBER IN THE SAME MANNER AS NOTICES ARE GIVEN PURSUANT TO SECTION 8.2.


Section 8.15 Matters Not Provided For; Compliance with Law.

      (a) The Sponsor shall be empowered to decide any question arising with respect to the Platform or this Agreement, and to make such provisions as the Sponsor deems to be in, or not opposed to, the interests of the Platform, but which are not specifically set forth herein.


      (b) In addition to the authority granted the Sponsor pursuant to Section 8.15(a), the Sponsor may, but shall have no obligation to, take any action that the Sponsor deems necessary or advisable to ensure that the Platform is not in violation of Law or in breach of any contractual provision, including amending this Agreement. The Sponsor shall not, however, be liable or responsible for any such violation or breach, provided that the Sponsor's conduct with respect to such violation or breach is consistent with the standard set forth in Section 2.6.


      (c) To the extent permissible by Law, in the case of any inconsistency between this Agreement and the Act, the provisions of this Agreement shall control.

Section 8.16 Severability.

      In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

Section 8.17 Indirect Action.

      (a) It is of the essence to this Agreement that no Member nor the Sponsor be permitted to do indirectly -- by the use of Affiliates, agents, agreements, contracts, reciprocal business dealings or any other means -- that which this Agreement provides that such Member or the Sponsor not do directly. Furthermore, it is the express intent of all Members and the Sponsor that all Members and the Sponsor shall comply in all respects with the substantive purposes of this Agreement and that technical compliance shall constitute a breach hereof to the extent that it contravenes or does not fully achieve such substantive purposes.


      (b) The prohibition on indirect action in Section 8.17(a) shall in no respect be deemed to be violated by the Sponsor causing the Platform to pay the expenses of the type enumerated in Article VI.

Section 8.18 Survival.

      Those agreements and undertakings set forth herein which by their terms contemplate that they shall survive the withdrawal of a Member or the termination of the Platform shall do so.

Section 8.19 Confidentiality; Tax Confidentiality.

      (a) Each Member acknowledges that the business and assets of the Platform and the Sponsor Parties are confidential and involve a wide range of proprietary information, including trade secrets and financial or commercial information, and that disclosure of any such information may cause competitive harm to the Platform and/or the Sponsor Parties.


      (b) All information with respect to such business and assets shall be presumed confidential and proprietary unless the Sponsor otherwise so indicates in writing. Each Member covenants that, except with the prior written consent of the Sponsor, it has and it shall at all times keep confidential and not, directly or indirectly, disclose, divulge, furnish or make accessible to anyone, or use in any manner that would be adverse to the interests of the Platform or any Sponsor Party, any confidential or proprietary information to which such Member has been or shall become privy relating to the business or assets of the Platform or of any of the Sponsor Parties, except with the written approval of the Sponsor or except for information that is otherwise publicly available (other than information made publicly available by a Member relying on this exemption in disclosing such information) or as required to be disclosed by Law; provided, that before any disclosure of information otherwise subject to this Section 8.19(b) on the grounds that such information has otherwise become public or is required by Law, the Member proposing to make such disclosure shall so inform the Sponsor and shall give the Sponsor, to the greatest extent reasonably practicable, an opportunity to contest whether such information has in fact otherwise been made public or is required by Law to be disclosed. Such Member shall only disclose such information if, and to the extent that, such disclosure is affirmatively determined to be permitted on the basis of such information otherwise having been made public or the disclosure being required by Law. A Member may, however, share such information with such Member's investment advisers, beneficial owners, accountants, attorneys, and spouses ("Permitted Confidants"); provided, that such Member's Permitted Confidants undertake to hold such information strictly confidential to the same extent set forth herein, and not in any manner or respect to use any of such information for their personal gain; and provided further, that each Member accepts full liability for any unauthorized use or disclosure of such information by such Member's Permitted Confidants.

      (c) Without limiting the generality of the foregoing, confidential and proprietary information shall include: (i) any confidential information regarding any Trading Fund or Trading Advisor or the Sponsor; (ii) any information regarding a Member; (iii) the performance record of the Platform and any other financial results or data of the Platform; and (iv) any communication from any Sponsor Party or any of its representatives or Affiliates. For the avoidance of doubt, no Member (other than the Sponsor, if applicable) may provide information concerning the Platform to any party that it has reason to believe shall disseminate such information in any form.

      (d) Notwithstanding any other provision of this Agreement, the Sponsor may keep confidential from the Members any information (i) the Sponsor reasonably believes to be in the nature of trade secrets; (ii) the disclosure of which the Sponsor reasonably believes is not in the best interest of the Platform or could damage the Platform or its business; or (iii) which the Platform is required by Law or agreement to keep confidential; provided that the fact that the Sponsor has disclosed certain information shall not imply that such information does not constitute information described in clauses
(i)-(iii) above.


      (e) Each Member agrees that the Platform, the affected Series and the Sponsor would be subject to potentially irreparable injury as a result of any breach by such Member of the covenants and agreements set forth in this
Section 8.19, and that monetary damages would not be sufficient to compensate or make whole either the Platform, the affected Series or the Sponsor for any such breach. Accordingly, each Member agrees that the Platform, the affected Series and the Sponsor, separately or together, shall be entitled to equitable and injunctive relief, on an emergency, temporary, preliminary and/or permanent basis, to prevent any such breach or the continuation thereof.


Section 8.20 No Waiver of Federal or State Securities Law Claims.

      None of the various exculpatory or indemnification provisions of hereof are to be interpreted as in any respect resulting in a Member waiving any rights or claims which such Member may have under any federal or state securities laws.


Section 8.21 Investment in Accordance with Law.

      Each Member that is, or is investing assets on behalf of, an "employee benefit plan," as defined in, and subject to the fiduciary responsibility provisions of, ERISA, or a "plan," as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Member (a "Plan Fiduciary"), represents and warrants that (a) the Plan Fiduciary has considered an investment in the Platform for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Platform for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Platform by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Platform has been duly authorized and approved by all necessary parties; (e) none of the Sponsor, any Trading Advisor of a Series in which the Plan is investing, UBS AG, the Administrator, the Clearing Broker, UBS FS, any individual UBS brokers who facilitated the Plan's investment in the Platform (each, a "Financial Advisor"), UBS International Inc., any other Selling Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Platform, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Sponsor, each Trading Advisor of each Series in which the Plan is investing, UBS AG, the Administrator, the Clearing Broker, UBS FS, each Financial Advisor, UBS International Inc., each other Selling Agent, and each of their respective affiliates, and (iii) is qualified to make such investment decision.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                            SPONSOR

                            UBS MANAGED FUND SERVICES INC.


                            By:  /s/ Julie DeMatteo
                                 --------------------------------------------
                                     Name:   Julie DeMatteo
                                     Title:  President and Chief Executive
                                               Officer

                            By:  /s/ Heidi M. Rauh
                                 --------------------------------------------
                                     Name:   Heidi M. Rauh
                                     Title:  Counsel



                            THE MEMBERS
                            By:  UBS Managed Fund Services Inc.
                                    Attorney-in-fact

                            By:  /s/ Julie DeMatteo
                                 --------------------------------------------
                                     Name:   Julie DeMatteo
                                     Title:  President and Chief Executive
                                               Officer

                            By:  /s/ Heidi M. Rauh
                                 --------------------------------------------
                                     Name:   Heidi M. Rauh
                                     Title:  Counsel

                                   EXHIBIT A

                           SEPARATE SERIES AGREEMENT



            THIS SEPARATE SERIES AGREEMENT, dated as of ______, 200_ (this "Series Agreement"), is entered into by and between the undersigned. Capitalized terms used herein and not otherwise defined are used as defined in the Limited Liability Company Agreement of UBS Managed Futures LLC dated as of October 26, 2006 (as amended from time to time, the "Master Agreement").


                                   RECITALS

            WHEREAS, UBS Managed Futures LLC (the "Platform") was heretofore formed as a Delaware limited liability company pursuant to and is governed by the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq., as amended from time to time (the "Act") and the Master Agreement;

            WHEREAS, the Platform hereby desires to establish and designate a new Series (the "New Series"); and

            WHEREAS, it is intended by the parties hereto that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series be enforceable only against the assets of the New Series, and not against the assets of the Platform generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Platform generally shall be enforceable against the assets of the New Series.

            NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


I.    CREATION OF SERIES.

      1.    New Series.


            In accordance with the Master Agreement, the Platform hereby establishes and designates the New Series, which shall be a "Series" for purposes of the Master Agreement. For all purposes of the Act, this Series Agreement, together with each other Separate Series Agreement and the Master Agreement constitute the "limited liability company agreement" of the Platform within the meaning of the Act. The terms and provisions of this Series Agreement may have the effect of altering, supplementing or amending the terms and provisions of the Master Agreement with respect to the New Series.


      2.    Name of New Series.


            The name of the New Series created by this Series Agreement shall be UBS Managed Futures LLC (______ Series).

                                   Exh.-1

      3.    Trading Fund.

            The New Series will invest substantially all of its capital in [Trading Fund] (the "Trading Fund"). Notwithstanding anything in the Master Agreement to the contrary, but subject to Section 2.1 of the Master Agreement, the Sponsor, on behalf of the Platform on behalf of the New Series, is hereby authorized and instructed to execute and deliver the Subscription Agreement for the Platform and any and all other documents, agreements or certificates contemplated by, or related to, the New Series' investments in the Trading Fund.

      4. For federal income tax purposes, the New Series intends that it will be treated as separate business entity and shall be treated as a separate partnership. The Sponsor shall make entity classification elections as under the applicable Treasury Regulations, as necessary, for the New Series to be treated as a separate partnership.


II.   MISCELLANEOUS PROVISIONS.

      1.    Incorporation by Reference.


            "Article VIII -- Miscellaneous" of the Master Agreement is hereby incorporated by reference into this Series Agreement, and shall apply to this Series Agreement, mutatis mutandis, as if set forth in full herein.


      2.    Execution of Additional Instruments.


            Each party hereto hereby agrees to execute such other and further statements of interests and holdings, designations and other instruments necessary to comply with applicable Law, as determined by the Sponsor in its discretion.


      3.    Counterparts.


            This Series Agreement may be executed in counterparts with the same effect as if the parties had all executed the same copy. Facsimiles, digital image files or any other electronic format of executed documents shall, for all purposes of this Series Agreement, have the same force and effect as executed originals.




           [The remainder of this page is intentionally left blank.]



                                   Exh.-2

            IN WITNESS WHEREOF, the parties hereto have executed this Separate Series Agreement as of the date first above written.



                               SPONSOR

                               UBS MANAGED FUND SERVICES INC.


                               By:
                                    -------------------------------------------
                                     Name:   Julie DeMatteo
                                     Title:  President and Chief Executive
                                               Officer

                               By:
                                    -------------------------------------------
                                     Name:
                                     Title:



                               THE MEMBERS
                               By:  UBS Managed Fund Services Inc.
                                       Attorney-in-fact

                               By:
                                    -------------------------------------------
                                     Name:   Julie DeMatteo
                                     Title:  President and Chief Executive
                                               Officer

                               By:
                                    -------------------------------------------
                                     Name:
                                     Title:




                                   Exh.-3